UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2010 (October 5, 2010)

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into Material Definitive Agreement.

On October 5, 2010, Rhino Resource Partners LP (the “Partnership”) completed its initial public offering (the “Offering”) of 3,730,600 common units representing limited partner interests (“Common Units”) at $20.50 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-166550) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 5, 2010.  The material provisions of the Offering are described in the prospectus, dated September 29, 2010, filed with the Commission on September 30, 2010 pursuant to Rule 424(b)(4) under the Securities Act (the “Prospectus”).

Registration Rights Agreement

On October 5, 2010, in connection with the Offering and as contemplated by the Contribution Agreement (defined below), the Partnership and Rhino Energy Holdings LLC (“Holdings”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, in certain circumstances, the Partnership will be obligated to file a registration statement covering the potential sale of Common Units and subordinated units representing limited partner interests (“Subordinated Units”) issued to Holdings and the Common Units issuable upon the conversion of the Subordinated Units held by Holdings, upon request of Holdings. In addition, the Registration Rights Agreement gives Holdings piggyback registration rights under certain circumstances. The Registration Rights Agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates of Holdings and, in certain circumstances, to third parties.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Credit Agreement

The descriptions of the A&R Pledge Agreement (as defined below), the Joinder (as defined below) and the Credit Agreement (as defined below) described under Item 2.03 are incorporated in this Item 1.01 by reference. Copies of the A&R Pledge Agreement and the Joinder are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and a copy of the Credit Agreement is filed as Exhibits 10.1 through 10.9 to the Registration Statement, and each is incorporated into this Item 1.01 by reference.

Relationships

Holdings, Rhino GP LLC, the general partner of the Partnership (the “General Partner”), and the Partnership are owned, wholly or in part, by affiliates or principals of Wexford Capital LP (collectively, “Wexford”). Wexford owns the General Partner, which holds a 2.0% general partner interest in the Partnership and all of the incentive distribution rights. Wexford owns Holdings, which, as a result of the Offering, owns 8,666,400 Common Units and 12,397,000 Subordinated Units.  Certain directors of the General Partner are principals of Wexford Capital LP.

ITEM 2.01   Completion of Acquisition or Disposition of Assets

On October 5, 2010, in connection with the Offering, the following transactions, among others, occurred, pursuant to that certain Contribution, Conveyance and Assumption Agreement dated September 29, 2010 (the “Contribution Agreement”) by and among the Partnership, the General Partner and Rhino Energy LLC (the “OLLC”); Holdings; Artis Investors LLC, Solitair LLC, Valentis Investors LLC, Taurus Investors LLC, Callidus Investors LLC, Wexford Spectrum Fund, L.P., Wexford Spectrum Fund Liquidating LLC, Wexford Offshore CAM Preferred Corp., Wexford Offshore CAM Common Corp., Wexford Partners Investment Co. LLC and Peter Savitz (collectively, the “Rhino Owners”); and Wexford Capital LP:

•                  the Rhino Owners contributed the OLLC to Holdings, and Holdings in turn contributed the OLLC to the Partnership;

•                  the Partnership issued to Holdings 8,666,400 Common Units and 12,397,000 Subordinated Units;

•                  the General Partner made a capital contribution of approximately $10.4 million to the Partnership in exchange for maintaining its 2.0% general partner interest in the Partnership; and

•                  the Partnership issued to the General Partner the incentive distribution rights as an incentive fee.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on October 1, 2010 and is incorporated in this Item 2.01 by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

OLLC, as borrower, and the Partnership and its operating subsidiaries, as guarantors, are parties to a $200.0 million credit agreement with PNC Bank, National Association, as Agent (the “Agent”), and the lenders party thereto (as amended, the “Credit Agreement”).

On October 5, 2010, in connection with the Offering and as required by the Credit Agreement, the Partnership entered into (i) an Amended and Restated Pledge Agreement (the “A&R Pledge Agreement”) with the Agent and (ii) a Guarantor Joinder and Assumption Agreement (the “Joinder”). Under the A&R Pledge Agreement, the Partnership pledged 100% of the membership interests in the OLLC to the Agent in order to secure the OLLC’s obligations under the Credit Agreement.  Under the Joinder, the Partnership became a party to and guarantor of the OLLC’s obligations under the Credit Agreement.

Obligations under the Credit Agreement are secured by substantially all of the Partnership’s assets, including the equity interests in its subsidiaries. Indebtedness under the Credit Agreement is guaranteed by the Partnership and all of OLLC’s wholly owned subsidiaries.

The Credit Agreement bears interest at either (1) LIBOR plus 3.0% to 3.5% per annum, depending on the leverage ratio, or (2) a base rate that is the sum of (i) the higher of (a) the prime rate, (b) the federal funds rate plus 0.5% or (c) LIBOR plus 1.0% and (ii) 1.5% to 2.0% per annum, depending on the leverage ratio.  Letter of credit fees are equal to the then applicable spread above LIBOR on the undrawn face amount of standby letters of credit and a 15 basis point fronting fee payable to the administrative agent on the aggregate face amount of such letters of credit. In addition, the Credit Agreement requires a commitment fee on the unused portion of the facility at a rate of 0.5% per annum. The Credit Agreement will mature in February 2013. At that time, the Credit Agreement will terminate and all outstanding amounts thereunder will be due and payable, unless otherwise amended.

The Credit Agreement contains various covenants that may limit, among other things, the ability of the Partnership and its subsidiaries to:

•                  incur additional indebtedness or guarantee other indebtedness;

•                  grant liens;

•                  make certain loans or investments;

•                  dispose of assets outside the ordinary course of business, including the issuance and sale of capital stock of subsidiaries;

•                  change the line of business conducted;

•                  enter into a merger, consolidation or make acquisitions; or

•                  make distributions if an event of default occurs.

The Credit Agreement also contains financial covenants requiring:

•                  a maximum leverage ratio of debt to trailing four quarters EBITDA (as defined in the Credit Agreement) of 3.0 to 1.0; and

•                  a minimum interest coverage ratio of EBITDA (as defined in the Credit Agreement) to interest expense for the trailing four quarters of 4.0 to 1.0.

If an event of default exists under the Credit Agreement, the lenders are able to accelerate the maturity of the Credit Agreement and exercise other rights and remedies. The Credit Agreement prohibits distributions if any potential default or event of default, as defined in the Credit Agreement, occurs or would result from such distribution. Each of the following could be an event of default:

•                  failure to pay principal, interest or any other amount when due;

•                  breach of the representations or warranties in the Credit Agreement;

•                  failure to comply with the covenants in the Credit Agreement;

•                  cross-default to other indebtedness;

•                  bankruptcy or insolvency;

•                  failure to have adequate resources to maintain and obtain operating permits as necessary to conduct operations substantially as contemplated by the mining plans used in preparing the financial projections; and

•                  a change of control.

The foregoing descriptions are qualified in their entirety by reference to the full text of the A&R Pledge Agreement and the Joinder, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the Credit Agreement, which is filed as Exhibits 10.1 through 10.9 to the Registration Statement, and each of which is incorporated in this Item 2.03 by reference.

ITEM 5.03.   Amendments to Bylaws; Changes in Fiscal Year.

Amended and Restated Agreement of Limited Partnership of Rhino Resource Partners LP

On October 5, 2010, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

ITEM 7.01.   Regulation FD Disclosure.

On October 5, 2010, the Partnership issued a press release announcing that it had completed the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits

3.1	First Amended and Restated Agreement of Limited Partnership of Rhino Resource Partners LP, dated October 5, 2010

4.1	Registration Rights Agreement, dated October 5, 2010, by and between Rhino Resource Partners LP and Rhino Energy Holdings LLC

10.1	Amended and Restated Pledge Agreement, dated October 5, 2010, by and between Rhino Resource Partners LP and PNC Bank, National Association

10.2	Guarantor Joinder and Assumption Agreement, dated October 5, 2010, by Rhino Resource Partners LP

99.1	Press Release dated October 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: October 8, 2010
	By:	/s/ Joseph R. Miller
Name: Joseph R. Miller
Title: Vice President, Secretary and General Counsel

EXHIBIT INDEX

3.1	First Amended and Restated Agreement of Limited Partnership of Rhino Resource Partners LP, dated October 5, 2010

4.1	Registration Rights Agreement, dated October 5, 2010, by and between Rhino Resource Partners LP and Rhino Energy Holdings LLC

10.1	Amended and Restated Pledge Agreement, dated October 5, 2010, by and between Rhino Resource Partners LP and PNC Bank, National Association

10.2	Guarantor Joinder and Assumption Agreement, dated October 5, 2010, by Rhino Resource Partners LP

99.1	Press Release dated October 5, 2010